EXHIBIT 23



                              ACCOUNTANTS' CONSENT
                              --------------------



The Board of Directors
Washington Trust Bancorp, Inc.:


We consent to incorporation by reference in the Registration Statement No. 33-23048 on Form S-8/S-3 and in the Registration Statement No. 33-28065 on Form S-3 of Washington Trust Bancorp, Inc. of our report dated January 19, 1995, relating to the consolidated balance sheets of Washington Trust Bancorp, Inc. and subsidiary as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report included an explanatory paragraph that described the adoption of new methods of accounting for investments in debt and equity securities and income taxes discussed in Notes 1, 3 and 13 of those statements, such report has been incorporated by reference in the 1994 annual report of Washington Trust Bancorp, Inc. on Form 10-K.



KPMG Peat Marwick LLP

Providence, Rhode Island
March 30, 1995